Exhibit 99.1

SCWorx Announces New Customer Service Agreement

Extends Contract with Leading New England Medical Center

NEW YORK--(BUSINESS WIRE) - February 19, 2019-- SCWorx Corp. (Nasdaq: WORX), a company that offers a SAAS based suite of data management and benchmark analytics solutions for Healthcare Providers, has expanded its relationship with an innovative University Medical Center located in northern New England by extending the term of its current agreement, which initially was 2 years, to a total of 5 years, and adding $375,000 in new services.

The expanded services now cover the creation of an enterprise wide data governance program, full maintenance and automation of the multi-hospital system’s Item Master which is a custom list of all things purchased by the University, assistance in the implementation of a new EMR (EPIC) which is the Electronic Medical Record that is used primarily in the documentation of all procedures performed at the University and expansion of attributes so that the institution can finally link purchases to utilization to payments. The University has been a leader in solving business issues via a collaborative approach with other Providers. What makes their program remarkable is that they have been successful even though their collaborative group is in close proximity to each other – with the Members of the collaborative considered competitive by many measures. As a next step, this expanding collaborative is focused on expanding the services and operations of their respective supply chains, with a primary goal of driving better performance through efficient utilization of products, using granular and accurate data that delivers outcomes, costing and utilization information to the point of decision as a mechanism that aligns all Provider constituents from the dietician to the surgeons in a singular vision of delivering the best services to their patient at the lowest possible cost.

Marc Schessel, CEO of SCWorx, commented: “We are both humbled and are privileged that the University, after looking at many potential solution providers, has decided to expand its relationship with SCWorx and extend its contract. We are quite proud that the University and its collaborative Members have chosen SCWorx to build the foundational components that will allow the University and its Members to speak in an instantaneous, common vernacular and use our associated analytics to power their advanced business programs. We look forward to a long and successful relationship with this growing University.”

About SCWorx

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com